UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2013

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	1-12252	13-3675988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

ERP OPERATING LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Illinois	0-24920	36-3894853
(State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza Suite 400, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 474-1300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2013, Equity Residential, a Maryland real estate investment trust (the “Company”), its operating partnership, ERP Operating Limited Partnership, Jupiter Enterprise LP (the “Selling Shareholder”), an indirect wholly-owned subsidiary of Lehman Brothers Holdings Inc. (“Lehman”), as selling shareholder, and Goldman, Sachs & Co. (the “Underwriter”) entered into a Terms Agreement, dated as of May 22, 2013 (the “Terms Agreement”), in connection with the offering and sale of 15,068,000 of the Company’s common shares (the “Shares”) owned by the Selling Shareholder. The offering is expected to close on May 28, 2013. The Company will not receive any proceeds from the sale of the Shares.

The offering of the Shares was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-187101), the prospectus dated March 7, 2013, and the related prospectus supplement dated May 22, 2013. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The Company registered the offering and sale of the Shares pursuant to the terms of the previously disclosed Registration Rights Agreement, dated February 27, 2013, by and between Lehman, the Selling Shareholder, and the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Terms Agreement dated May 22, 2013, among Equity Residential, ERP Operating Limited Partnership, Jupiter Enterprise LP, and Goldman, Sachs & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY RESIDENTIAL

Date: May 24, 2013	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President, General Counsel and Corporate Secretary

ERP OPERATING LIMITED PARTNERSHIP

	By:	Equity Residential, its general partner

Date: May 24, 2013	By:	/s/ Bruce C. Strohm
	Name:	Bruce C. Strohm
	Its:	Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Terms Agreement dated May 22, 2013, among Equity Residential, ERP Operating Limited Partnership, Jupiter Enterprise LP, and Goldman, Sachs & Co.